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                                                                  Exhibit 10.71d

                               TWELFTH AMENDMENT
                                       OF
                PENN CORPORATION COMPREHENSIVE SECURITY PROGRAM

                  WHEREAS, this corporation maintains the Penn Corporation Comprehensive Security Program (the "plan"); and

                  WHEREAS, the plan has been amended, and further amendment thereof is now considered desirable;

                  NOW, THEREFORE, IT IS RESOLVED that, by virtue and in exercise of the power reserved to this corporation under subsection 10.1 of the plan, the plan, as previously amended, be and it hereby is further amended in the following particulars:

                  1. By substituting the following for subsection 2.1 of the plan:

                  "2.1. Eligibility. Subject to the conditions and limitations of the plan, each employee of an employer who was an active participant in the plan immediately prior to January 1, 1996 will continue to participate in the plan on and after that date. Each other employee of an employer will be eligible to become a participant in the plan if he meets the following requirements:

                  (a)      He is either:

                           (i) A salaried employee (that is, an employee whose basic compensation for services rendered to an employer is paid to him in fixed amounts at stated intervals without regard to the number of hours worked, even though he may receive additional compen-

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                                       sation in the form of bonuses, overtime
                                       pay or commissions); or

                           (ii) A member of a group or class of employees of an employer to whom the plan has been extended by the Board of Directors of the employer; and

                  (b) He does not belong to a collective bargaining unit of employees represented by a collective bargaining representative, except to the extent that an agreement between the employer and such representative extends the plan to such unit of employees.


         Each employee who meets the requirements of subparagraphs (a) and (b) above will become a participant in the plan on the entry date specified in (c) or (d) below, whichever applies:

                  (c) If the employee is hired by an employer before January 1, 1996, on the first January 1, April 1, July 1 or October 1 (the 'quarterly entry date') coincident with or next following the date he has completed six months of continuous employment (as defined in subsection 2.2); or

                  (d) If the employee is hired by an employer on or after January 1, 1996, on the first day of the calendar month (the 'monthly entry date') coincident with or next following the date he has completed twelve months of continuous employment (as defined in subsection 2.2).

         Each employee will be notified of the date as of which he becomes a participant in the plan and will be furnished with a summary plan description in accordance with governmental rules and regulations. An employee who would be eligible to participate in the

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         plan on the applicable quarterly entry date or monthly entry date except for the requirements of subparagraph 2.1(a) or (b) will become a participant on the date he satisfies the conditions for participation under such subparagraphs but will not be eligible to make income deferral contributions (as defined in subsection 3.2) or voluntary participant contributions until the quarterly entry date or the monthly entry date, as the case may be, coincident with or next following the date he becomes a participant."

                  2. By substituting the following for subparagraph 2.2(g)(i) of the plan:

                  "(i) If a former employee of the employers who is not vested with respect to any portion of his employer contribution account balance or his matched employer contribution account balance, if any, is reemployed by an employer or controlled group member after he has incurred five consecutive one-year breaks in employment, his period of continuous employment with the employers or controlled group members prior to such five consecutive one-year breaks in employment shall be disregarded for all purposes of the plan upon his reemployment, and such employee shall be treated as a new employee for all purposes of the plan. In no event shall a period of continuous employment after an employee has incurred five consecutive one-year breaks in employment be taken into account in determining the vested portion of his employer contribution account balance or his matched employer contribution account balance, if any, attributable to employment prior to such five consecutive one-year breaks in employment."

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                  3.          By substituting the following for subsection 2.4
of the plan:

                  "2.4. Reemployed Former Participant. If a former participant in the plan is reemployed by an employer after incurring a one-year break in employment, he will again become a participant in the plan on the date he meets the requirements of subparagraphs 2.1(a) and (b) and will be eligible to make income deferral contributions under subsection
         3.2 or voluntary participant contributions under subsection 4.1 on the monthly entry date (or, for former participants reemployed before 1996, the quarterly entry date) coincident with or next following the date he becomes a participant."

                  4. By adding the following new subsection 2.6 to the plan immediately following subsection 2.5 thereof:

                  "2.6. Transferred Participants. If a participant in the plan is transferred from employment covered by the plan to employment with a controlled group member that is a participating employer under any other defined contribution plan of a member of the controlled group, the participant's accounts under this plan shall be transferred to such other plan and shall thereafter be subject to all of the terms and conditions of such other plan. Conversely, if a participant in one of the aforementioned defined contribution plans is transferred to employment covered by this plan, such participant's accounts under the other plan shall be transferred to this plan. Each of a participant's transferred accounts shall be combined with the like account established for the participant under subsection 6.1 of this plan, and the combined total of each such account shall thereafter be subject to all of the terms and conditions of this plan, unless and until such participant's accounts are again transferred to one of the aforementioned plans. Each transfer of account balances under this subsection shall be made in accordance with Sections 401(a)(12) and 414(l) of the Code and the regulations thereunder."

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                  5.          By adding the following new sentences to
subsection 3.1 of the plan immediately following the last sentence thereof:

         "Employer contributions payable under this subsection may be paid in cash or in shares of common stock of Western Publishing Group, Inc. ('parent company shares'), or any combination thereof, as the employer may elect. Notwithstanding the next preceding sentence, the participating employers may not make a contribution in parent company shares under this subsection 3.1 if such contribution would cause the aggregate fair market value of parent company shares allocated to participants' employer contribution accounts under subsection 6.5 to exceed ten percent of the fair market value of the total of such participants' employer contribution accounts."

                  6. By deleting the phrase "by writing filed with the committee," from the first sentence of subsection 3.2 of the plan.

                  7. By substituting the following sentences for the last two sentences of subsection 3.2 of the plan:

         "A participant may elect to change the rate of his deferrals, or suspend or resume such deferrals, within the limits stated above, by making a new election. Each election under this subsection shall be made at such time, in such manner and in accordance with such rules as the committee shall determine, and shall be effective beginning with the first full pay period of any month, provided the participant has made a proper election before the fifteenth day of the preceding month."

                  8. By substituting the following for the penultimate sentence of subsection 4.3 of the plan:

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         "Once each month, a participant may withdraw all or a portion of his participant contribution account."

                  9. By substituting the following for clause (i) of the first sentence of subsection 5.2 of the plan:

         "(i) payment of all of a participant's account balances is not made immediately following his termination date,"

                  10. By substituting the following sentences for the last sentence of subsection 5.2 of the plan:

         "If a participant described in (ii) or (iii) above subsequently meets the requirements for participation in the plan, he will become an active participant in the plan on the date he satisfies the requirements of subparagraphs 2.1(a) and (b), and will be eligible to make income deferral contributions under subsection 3.2 or voluntary participant contributions under subsection 4.1 on the monthly entry date (or, for participants first hired before 1996, the quarterly entry date) coincident with or next following the date he becomes an active participant. If a participant described in (i) above is later reemployed, his subsequent participation will be determined in accordance with the provisions of subsection 2.4."

                  11.         By adding the following new subparagraphs (d) and
(e) to subsection 6.1 of the plan immediately following subparagraph (c) thereof:


                  "(d) Prior Plan Account. If a participant has amounts attributable to his participation in any prior plan transferred to this plan as provided in subsection 7.11, this account will reflect such amounts and the income, losses, appreciation and depreciation attributable thereto.

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                  (e)      Matched Employer Contribution Account. This account
                           will reflect his matched employer contribution account, if any, transferred to the plan under subsection 2.6, and the income, losses, appreciation and depreciation attributable thereto subsequent to the date of transfer."

                  12. By substituting the following for the first sentence of subsection 6.2:

         "A 'regular accounting date' shall occur on each business day."

                  13. By substituting the following for subsections 6.4 and 6.5 of the plan:

                  "6.4. Valuation of Participants' Accounts. Pursuant to rules established by the committee and applied on a uniform and nondiscriminatory basis, participants' accounts will be valued on each accounting date to reflect the fair market value (as determined by the trustee) of the various investment funds as of such date, including adjustments to reflect any distributions (including withdrawals and loans), contributions, rollovers, transfers between investment funds, income, losses, appreciation, or depreciation with respect to such accounts since the previous accounting date.

                  6.5. Allocation of Employer Contributions and Forfeitures. Subject to subsection 6.7, as soon as administratively possible after the end of the plan year, each employer's total contribution under subsection 3.1 of the plan for the plan year, plus forfeitures (used to reduce an employer's contribution as provided in subsection 3.1), if any, that are to be allocated in accordance with subsection 7.3 for the plan year, will be allocated and credited to the employer contribution accounts of participants who were employed by such employer during that plan year (excluding participants who resigned or were dismiss-

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         ed from the employ of all of the employers during that year under subparagraph 5.1(e)), pro rata, according to the adjusted compensation paid to them, respectively, by such employer during that year."

                  14. By substituting the following for subsection 6.8 of the plan:


                  "6.8. Investment Funds. The committee may designate in its discretion one or more funds for the investment of participants' accounts. One such investment fund shall be designated as the Parent Company Stock Fund, which fund will be invested solely in parent company shares. The committee, in its discretion, may from time to time designate or establish new investment funds or eliminate existing investment funds for investment purposes under the plan. Each of the investment funds established under this subsection shall comply with the investment guidelines set forth in the Investment Policy Statement issued by the committee, which Investment Policy Statement (and any subsequent Statement that modifies or replaces it, as determined by the committee from time to time) is incorporated herein by reference. If employer contributions are not made in parent company stock, such contributions will be invested in accordance with the participant's election under subsection 6.9."

                  15. By adding the following new subsection 6.9 to the plan immediately following subsection 6.8 thereof:

                  "6.9. Investment Fund Elections. Each participant may elect, subject to the following provisions, to have a portion or all of his accounts invested in one or more of the investment funds, subject to the following requirements:

                  (a) Once in each calendar quarter, a participant may make an investment election with respect to future contributions to be made by him or on his behalf. Notwithstanding the next preceding sentence, if the employer elects to make employer contributions under subsection 3.1 in the form of parent company shares, such contributions shall be invested in the Parent Company Stock Fund unless and until the participant makes an election to transfer such amounts in accordance with subparagraph (d) below.

                  (b) Each investment election under (a) above shall be effective as soon as administratively possible after the election has been made, and shall be subject to the provisions of subparagraph (c) below. If no new election is made by a participant, all future contributions will be invested in accordance with the participant's last election under (a) above or, if there is no prior election, in the same percentage as such participant's accounts are invested under (d) below.

                  (c) Each election under this subsection shall be made in increments of 10 percent, in accordance with such rules as the committee determines.


                  (d) Once in each calendar quarter, a participant may elect to have a portion or all of the amounts previously credited to his accounts transferred among any available investment funds. Such an election shall be effective as soon as administratively possible after the election has been made; and shall be subject to the provisions of subparagraph (c) above. Notwithstanding the foregoing, when an employer contribution under subsection 3.1 is made in the form of parent company shares, each participant may make an additional investment election during the plan year to transfer all or a portion of the employer contribution from the Parent Company Stock Fund to any of the other investment funds.

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                  (e)      Notwithstanding the foregoing, any elections by a
                           participant who is an officer or director of Western Publishing Group, Inc. or a significant subsidiary with respect to contributions to or withdrawals from, and elections to transfer amounts between the Parent Company Stock Fund and any other fund, may be limited in accordance with any regulations issued by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934."

                  16. By adding the following new subsection 6.10 to the plan immediately following subsection 6.9 thereof:

                  "6.10. Voting and Tendering of Parent Company Shares. The voting of parent company shares held in the trust, and if a tender offer is made for parent company shares, the tendering of such shares, shall be subject to the provisions of the Employee Retirement Income Security Act of 1974 ('ERISA') and the following provisions, to the extent such provisions are not inconsistent with ERISA:

                  (a) Voting of parent company shares. With respect to each participant who has an interest in the Parent Company Stock Fund, the trustee shall provide a copy of the notice and proxy statement for each meeting of the holders of common stock issued by Western Publishing Group, Inc., together with an appropriate form for the participant's use in instructing the trustee with respect to the voting of parent company shares that, at the record date for the determination of the shareholders entitled to such notice, and to vote at, such meeting, are allocable to such participant under the Parent Company Stock Fund as of such date. If a participant furnishes timely instructions to the trustee, the trustee (in person or by proxy) shall vote the parent company shares

                           (including fractional shares) allocable to such participant in the Parent Company Stock Fund in accordance with the directions of the participant. Parent company shares allocable to participants in the Parent Company Stock Fund for which timely voting instructions are not received by the trustee shall be voted by the trustee as directed by the committee.

                  (b) Tendering of parent company shares. The trustee shall furnish to each participant who has an interest in the Parent Company Stock Fund notice of any tender offer for, or a request or invitation for tenders of, parent company shares made to the trustee. The trustee shall request from each such participant instructions as to the tendering of parent company shares that are allocable to such participant under the Parent Company Stock Fund. For this purpose, the trustee shall provide participants with a reasonable period of time in which they may consider any such tender offer for, or request or invitation for tenders of, parent company shares made to the trustee. The trustee shall tender parent company shares that are allocable to such participant under the Parent Company Stock Fund as to which the trustee has received instructions to tender from participants within the time specified by the trustee. Parent company shares that are allocable to a participant under the Parent Company Stock Fund as to which the trustee has not received instructions from participants shall not be tendered.

                  (c) Appointment of fiduciary. The committee shall be designated, under Section 404(c) of ERISA, as the fiduciary responsible for ensuring that (i) the procedures adopted by the plan administrator with respect to the exercise of the foregoing voting and tender rights are sufficient to safeguard the confidentiality of information related to such exercise; (ii) such procedures are being followed by the plan administrator;

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                           and (iii) an independent fiduciary is appointed
                           whenever the committee deems it appropriate for the proper exercise of the foregoing voting and tender rights."

                  17. By substituting the word "on" for the phrase "as at the accounting date coincident with or next following" where the latter occurs subsection 7.1 of the plan.


                  18. By substituting the following for that portion of subsection 7.2 of the plan that precedes the vesting schedule contained therein:

                  "7.2. Resignation or Dismissal. If a participant resigns or is dismissed from the employ of the controlled group members before retirement under subparagraph 5.1(a), (b) or (c), any income deferral contributions or participant contributions made by him previously but not credited to his appropriate account will be returned to him and the balances in his income deferral contribution account, participant contribution account and prior plan account, if any, on his termination date (after all adjustments required under the plan as of that date have been made) shall be nonforfeitable and shall be distributable to him under subsection 7.4 along with the vested balances in his employer contribution account and his matched employer contribution account, if any, on his termination date (after all adjustments required under the plan as of that date have been made) determined in accordance with the following schedule:"

                  19. By substituting the following for subsection 7.3 of the plan:

                  "7.3. Forfeitures. The amount by which a participant's employer contribution account and matched employer contribution account, if any, are reduced under subsection 7.2 shall be treated as a 'forfeiture' on the earlier of the date of distribution of

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         such participant's account balances or the date such participant incurs five consecutive one-year breaks in employment. Prior to that date, such accounts will continue to be adjusted pursuant to the provisions of subsection 6.4. Forfeitures attributable to a participant's employer contribution account and matched employer contribution account, if any, will be used to reduce the employer's contribution otherwise required under subsection 3.1 and shall be allocated and credited to the employer contribution accounts of other participants in accordance with subsection 6.5. If a participant is reemployed by an employer or controlled group member before he incurs five consecutive one-year breaks in employment, any forfeitures attributable to such participant shall be recredited to such participant's appropriate account(s) as soon as administratively possible following such participant's reemployment if the participant repays the total amount of any previous distribution attributable to his employer contribution account and his matched employer contribution account, if any, within five years of his date of reemployment. Such participant's employer contribution account and matched employer contribution account, if any, shall be recredited from current unallocated forfeitures or, to the extent there are insufficient unallocated forfeitures for this purpose, from supplemental employer contributions necessary to restore such amount. The actual amount restored to such participant's account shall be the amount of such forfeitures, without investment adjustments."

                  20. By substituting the following for the final sentence of subparagraph 7.4(a)(ii) of the plan:


         "Such spouse may elect, in accordance with such procedures as the committee may establish, to have any amounts payable to the spouse paid in a lump sum."

                  21. By deleting the word "written" from the second sentence of subsection 7.5 of the plan.

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                  22.         By substituting the following for the first
sentence of subparagraph 7.9(a) of the plan:

         "Subject to the provisions of the subsection, each participant may borrow from his accounts (other than his employer contribution account and matched employer contribution account, if any) for general purposes or for residential purposes by making application to the trustee and recordkeeper requesting such loan."

                  23. By substituting the following for clause (iii) of subparagraph 7.9(b) of the plan:

                           "(iii) the sum of a participant's income deferral contribution account, voluntary participant contribution account, and prior plan account (excluding any amounts in such account attributable to the Western IRA Plan)."

                  24. By substituting the following for the last sentence of subparagraph 7.9(d) of the plan:

                           "Amounts repaid by the participant will be recredited to the participant's accounts and investment funds in the same ratio that such participant's accounts are invested under subparagraph 6.9(d) of the plan at the time of repayment."

                  25. By substituting the following for subparagraph 7.9(f) of the plan:

                  "(f) Interest paid by a participant on a loan made to him under this subsection 7.9 shall be credited to the accounts of the participant as soon as

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                           administratively possible after such interest payment
                           was made."

                  26. By adding the following new subparagraph 7.9(h) to the plan immediately following subparagraph 7.9(g) thereof:


                  "(h) For loans initiated on or after April 1, 1996, there shall be charges for setting up the loan, which charges shall be assessed against the borrowing participant's loan proceeds. There also shall be annual maintenance charges, which charges shall be applied to reduce the borrowing participant's accounts on a pro rata basis. The committee shall determine reasonable amounts for such charges from time to time."

                  27. By substituting the following sentences for the last three sentences of subsection 7.11 of the plan:

         "Any such rollover amount or transferred amount (other than transfers pursuant to subsection 2.6) shall be credited to and held in a prior plan account established for the participant, which will be fully vested and nonforfeitable at all times. Any such prior plan account, and any account transferred to this plan in accordance with the provisions of subsection 2.6, will be adjusted from time to time in accordance with the provisions of Section 6, will be invested at the direction of the participant in accordance with subsection 6.9, and will be distributed in accordance with the provisions of Section 7. Withdrawals of any portion of a participant's prior plan account will not be permitted prior to distribution in accordance with Section 7 of the plan, unless such amounts are attributable to such participant's participation in the Western Publishing Company Employees' Savings and Security Plan or the Western IRA Plan, or unless such amounts are attributable to rollover amounts or transferred amounts described in the first two sen-tences of this subsection 7.11. A participant may make such a withdrawal once each month."

                  28. By deleting the phrase "in writing" from the third sentence of subsection 7.13 of the plan.

                  29. By substituting the following for the penultimate sentence of subsection 7.13 of the plan:

         "Each such election shall be made at such time and in such manner as the committee shall determine and shall be effective in accordance with such rules as the committee may establish from time to time."

                  30. By deleting subsection 11.5 of the plan and by renumbering subsections 11.6 through 11.8 as subsections 11.5 through 11.7, respectively.

                  31. By substituting the phrase "up to $150,000" for the phrase "up to $200,000" where the latter phrase occurs in the second sentence of subsection 11.5 of the plan (as renumbered).


                  IT IS FURTHER RESOLVED that particulars 16, 24, 30, and 31 above shall be effective as of January 1, 1994; particulars 5 and 19 shall be effective December 31, 1995; particulars 1 through 3, 10, 18 and 23 above shall be effective January 1, 1996; and the remaining particulars shall be effective April 1, 1996.

                                     * * *

         I, James A. Cohen, Secretary of Penn Corporation, hereby certify that the foregoing is a correct copy of resolutions duly adopted by the Board of Directors of said corporation on January 15, 1996, and that said resolutions have not been changed or repealed.

         Dated this 15 day of January, 1996.

                                                        /s/ James A. Cohen
                                                   -----------------------------
                                                      Secretary as Aforesaid

                                                         (Corporate Seal)

                                     * * *

         The undersigned, as committee members under the Penn Corporation Comprehensive Security Program, hereby acknowledge receipt of a certified copy of the foregoing amendment and hereby consent thereto, this 15 day of January, 1996.

                                                      /s/ James A. Cohen
                                               ---------------------------------

                                                    /s/ Steven M. Grossman
                                               ---------------------------------

                                                       /s/ Hal B. Weiss
                                               ---------------------------------


                                               ---------------------------------
                                               As Committee Members As Aforesaid


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